Exhibit 10.10

Contract No._______________

Lease Contract

Lessor: Hangzhou Transfer Science City Co., Ltd.

Lessee: Hangzhou Keshentong Technology Co., Ltd.

Signed on: July 15, 2023

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

Lease Contract

Party A: Hangzhou Transfer Science City Co., Ltd. (“Lessor”)

Registered address: Xiaoshan Innovation Polis (Qianjiang Farm)

Uniform social credit code: 91330109563029499F

Contact No.: 0751-83782539

Contact address: 15F, Building A, Science and Technology Innovation Building, Xiaoshan Innovation Polis, East Section of Hongda Road, Xiaoshan District

Party B: Hangzhou Keshentong Technology Co., Ltd. (“Lessee”)

Registered address: Room 705-3, Floor 7, Building 2, Qianwan Zhigu, Xiaoshan District, Hangzhou

Uniform social credit code: 91330109MACPDWGB1C

Contact No.: 16618186876

Contact address: Room 705-3, Floor 7, Building 2, Qianwan Zhigu, Xiaoshan District, Hangzhou

In accordance with the Civil Code of the People’s Republic of China and other applicable provisions, Party A and Party B enter into this Contract after consensus on the matter of Party B’s lease of the office property held by Party A.

Article 1 Location and Purpose of the Office

Party A agrees to lease the property located at [Room 302, Floor 3, Building 2, Transfer Smart Center, Science City Block, Economic and Technological Development Zone], Xiaoshan Innovation Polis, East Section of Hongda Road, Xiaoshan District (hereinafter referred to as the “Leased Property”) to Party B for use. The Plan Diagram of the location of the Leased Property is referred to Annex I hereto, and Party B has no objection to the division scope of the Plan Diagram. The Plan Diagram is only used as the location diagram of the Leased Property and shall not be used as the area calculation and rent standard of the Leased Property leased by Party B. Party B shall lease the Leased Property for commercial operations and shall not illegally operate or operate goods or industries prohibited or restricted by the State.

Article 2 Leased Area, Lease Term, and Rent

2.1 Leased area and lease term

The built-up area of the Leased Property leased by Party B is 241.16 square meters, which is the basis for the calculation of the rent referred to in this Contract. The lease term is from July 20, 2023 to July 19, 2024.

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

2.2 The rent is RMB [1.5] /m2/day. Party A gives Party B one month’s preferential period of rent, and the amount of rent for each year of the lease term is specific as follows:

The rent from July 20, 2023 to July 19, 2024 is RMB [121,032];

Party B agrees that if this Contract is terminated prematurely due to Party B, Party A has the right to cancel the rent concession that Party B has enjoyed, and Party B shall pay the rent to Party A within 7 working days after the termination of this Contract in accordance with the actual leas term and the rent standard of RMB [1.5] /m2/day.

Article 3 Payment and Method of Rent and Other Fees

3.1 Rent payment term

The rent shall be paid every [6] months. Party B shall pay the first rent (i.e., the rent for the period from [July 20, 2023] to [January 19, 2024]) to Party A by [July 20, 2023], and thereafter, Party B shall pay the subsequent rent to Party A within 15 days prior to the expiration of each period. The details are as follows.

Lease term	Rent	Payment date
From July 20, 2023 to January 19, 2024	RMB55,015	Before July 20, 2023
From January 20, 2024 to July 19, 2024	RMB66,017	Before January 5, 2024

3.2 Rent payment method

Party B may pay the rent to Party A by cash, check, bank transfer or bank remittance, and the date on which Party A’s bank account actually receives the payment made in such means shall be considered as the payment date. All bank charges incurred by Party B for payment hereunder shall be borne by Party B.

Information of the receiving bank account designated by Party A is as follows:

Account bank: Agricultural Bank of China Xiaoshan Development Zone Sub-branch

Account holder’s name: Hangzhou Transfer Science City Co., Ltd.

Account No.: 19082301040024559

3.3 The property fees, energy consumption fees, utility bills and other fees incurred during Party B’s use of the Leased Property shall be borne by Party B solely and are not included in the rent. The telephone, Internet, cable TV and other fees applied by Party B shall be applied and paid by Party B on its own according to the charge standards of relevant departments.

3.4 If Party B requires Party A to issue a Fapiao (taxed invoice), it shall notify Party A of the billing information in writing 3 days in advance, and Party A shall issue the Fapiao (taxed invoice) after receiving the full amount paid by Party B.

Article 4 Performance Bond

4.1 To ensure that Party B pays the rent within the time limit and in the manner stipulated in this Contract, Party B shall pay 10% of the annual rent payable to Party A in a lump sum along with the first rent, i.e., RMB [13,200] as a performance bond.

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

4.2 Use and refund of performance bond

4.2.1 The performance bond is not rent or other fees paid by Party B in advance, and payment of performance bond does not mean that Party B can pay rent in arrears and use it to cover rent, liquidated damages or other fees.

4.2.2 If Party B’s breach of this Contract causes Party A to terminate this Contract accordingly, or Party B unilaterally terminates the Contract, Party A has the right to confiscate the performance bond. The forfeiture of the performance bond shall not affect Party B’s liability for restoration, payment of liquidated damages, payment of compensation or other defaults.

4.2.3 In case Party B breaches any provision hereof, Party A has the right to use the performance bond to offset the direct and indirect losses caused by Party B’s breach of the Contract, and if the performance bond is not enough to compensate for Party A’s losses, Party B shall still make up for the actual losses.

4.2.4 Upon expiration of this Contract, if Party B fully performs its obligations under this Contract and upon expiration of this Contract, Party A shall return the performance bond to Party B without interest within 10 days after Party B returns the Leased Property to Party A. In the event that Party B still has charges outstanding to Party A in accordance with this Contract, Party A shall have the right to deduct the relevant charges from the performance bond and return the remaining amount to Party B.

Article 5 Liquidated Damages for Late Payment of Rent and Other Fees

In case Party B defaults on any payment to Party A such as rent, energy fee, and performance bond, it shall pay liquidated damages of 1‰ of the default fee to Party A per day from the payable date to the actual payment date. Once Party A fails to pay in full for more than 30 days after being urged by Party A, Party A shall be entitled to terminate this Contract and confiscate the performance bond.

Article 6 Delivery and Acceptance of the Leased Property

6.1 Party A shall deliver the Leased Property to Party B on July 20, 2023, and both Parties shall sign the Property Handover List and the Facilities and Equipment Handover List on the date of delivery.

6.2 Where Party B refuses to sign the Property Handover List and the Facilities and Equipment Handover List for no reason, Party A shall have the right to terminate the Contract immediately and confiscate Party B’s performance bond.

6.3 At the time of signing this Contract, Party B has fully understood the Leased Property and Party A has fully disclosed what Party B needs to know. Party B is willing to rent the Leased Property as it is.

Article 7 Obligations of the Lessee

7.1 Party B shall present the relevant business license and business permit approvals or licenses at the same time of signing this Contract and submit the copies to Party A, and Party B’s business scope shall not exceed the scope determined by the business license at any time.

7.2 Without the consent of Party A, Party B shall not, in whole or in part, sublease or lend the Leased Property, or change the purpose of the Leased Property or Party B’s business scope.

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

7.3 If Party B subleases or lends the Leased Property, or changes the purpose of the Leased Property or Party B’s business scope without authorization, Party A shall have the right to immediately terminate the Contract and confiscate the entire performance bond.

7.4 Party B shall bear the administrative liabilities such as fines caused by Party B’s failure to handle the relevant examination and approval, and shall compensate Party A for any losses caused thereby.

7.5 Before decoration, Party B shall provide decoration drawings to Party A for filing and obtain Party A’s consent.

7.6 If Party B carries out the decoration and extension with the consent of Party A, the expenses shall be borne by Party B, provided that Party B shall not damage the main body and load-bearing structure of the Leased Property during the decoration and extension process, otherwise Party A has the right to terminate the Contract and Party B shall compensate for all losses.

7.7 At the expiration of the Contract, Party A has the right to choose Party B to return the Leased Property according to the original state of delivery or according to the status quo on the termination date of the Contract. If Party A chooses to return according to the original state of the Leased Property, Party B shall restore the original state. If the Leased Property cannot be restored to its original state, Party B shall pay Party A the cost of restoration or compensate Party A for the loss, and the specific amount shall be agreed upon by both Parties through consultation; if both Parties cannot reach an agreement through consultation, the specific amount shall be assessed and determined by an appraisal agency designated by Party A. If Party A chooses Party B to return the Leased Property according to the status quo on the termination date of the Contract, Party B shall not dismantle the attached decoration; otherwise, Party B shall be liable for compensation.

7.8 The business site must be equipped with fire equipment and implement the safety responsibility system. During the lease term, if there is a fire safety accident or accident potential but Party B refuses to rectify it, Party B shall be fully responsible, and Party A shall have the right to immediately terminate the Contract, confiscate the entire performance bond, and require Party B to bear the compensation liability.

7.9 Party B shall bear the administrative liabilities such as fines caused by Party B’s violation of regulations on environmental protection, sewage discharge, exhaust gas discharge, etc., and shall compensate Party A for any losses caused thereby.

7.10 Party B shall bear the full responsibility for any personal or property damage caused to the third party in the process of leasing and operation.

7.11 During the lease term, Party B’s company registered address and fiscal and tax relationship shall be settled on the Transfer Smart Center.

7.12 If Party B does not renew the lease after the expiration of the lease term or terminate the lease during the lease term, it shall complete all the change procedures (including industry and commerce, taxation, quality supervision, etc.) about the legal address of the Leased Property and settle all the expenses related to the Leased Property during the operation period [7] days before the termination of the lease. When going through the procedures for returning the performance bond and delivery of related items after termination of the lease to Party A, Party B shall present the relevant documents for completing the above-mentioned procedures. Otherwise, Party B shall be deemed to have failed to complete the delivery of the Leased Property. If any alteration or cancellation procedures can only be handled after Party B moves out, they must be approved by Party A and shall not affect the re-leasing of Party A’s property, and the time shall not exceed one month after the termination of this Contract. All acts of Party B as the Lessee shall not affect Party A’s re-leasing of the Leased Property. Otherwise, for each day of delay, Party A shall have the right to claim compensation against Party B at twice the daily rent standard hereof until Party B moves out of the registered address and other circumstances affecting the re-leasing are eliminated.

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

7.13 Party B shall, at its own expense, insure all risks of property damage or machinery damage to Party B’s commodities, facilities and equipment purchased by Party B, and public liability insurance involved in the operation of the Leased Property, etc. Party B shall bear all risks in the above circumstances. Party B shall provide a copy of the insurance policy to Party A before signing this Contract and shall keep the said insurance in force during the lease term.

Article 8 Lease Renewal

8.1 If Party B intends to continue to lease the Leased Property after the expiration of the lease term, it may submit a written application for lease renewal to Party A, provided that such application is submitted to Party A in writing three months prior to the termination date of the lease term. If Party B fails to submit such application in writing three months in advance, Party B shall lose the priority of leasing under the same conditions. During the aforesaid three months, Party A shall have the right to show the Leased Property to its customers without interfering with Party B’s normal use, and Party B shall cooperate.

8.2 If Party B requests to renew the lease, Party A has the right to adjust the rent charge standard according to market conditions.

Article 9 Right of First Refusal

Party A has the right to sell the Leased Property to any third party at any time, but it shall notify Party B three months in advance, and Party B has the right of first refusal to purchase the Leased Property under the same conditions. Party B shall reply in writing within 7 days after the receipt of such notice, and if Party B fails to reply after the expiration of such period, Party B shall be deemed to have waived the right of first refusal of the office, and Party A shall have the right to sell it to other purchasers at any time. During the lease term, Party B shall provide convenience for Party A to sell the Leased Property to others, and Party A has the right to bring a third party to inspect the Leased Property at the required time, and Party B shall fully cooperate with it.

Article 10 Taxes and Dues

Taxes and dues incurred during the lease term shall be borne by the responsible party in accordance with state regulations.

Article 11 Early Termination

11.1 Except as agreed herein, this Contract shall not be terminated in advance (including the termination during the period from the signing date of this Contract to the commencement date of the lease).

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

11.2 If Party B unilaterally proposes to terminate the Contract in writing or Party B’s breach leads to the termination of the Contract, Party A shall have the right not to return the entire paid amount to Party B.

11.3 Party A shall have the right to terminate this Contract under the following circumstances, and this Contract shall be terminated on the date that Party B receives written notice from Party A:

11.3.1 If Party B defaults on any of the fees payable to Party A for more than 30 days and this Contract is terminated due to Party B’s breach of this clause, Party B shall also bear the liquidated damages for overdue payment.

11.3.2 Party B fails to pay the performance bond on time.

11.3.3 Party B carries out decoration, reconstruction or other damage actions to the Leased Property or other parts of the office building without the consent of Party A.

11.3.4 Party B’s violation of office building operation or property management regulations causes losses to Party A or other serious violations of this Contract or office building operation or property management regulations.

11.3.5 Other circumstances stipulated in this Contract and other laws and regulations.

11.4 If this Contract is terminated due to Party A’s breach, Party A shall refund the remaining part of the performance bond paid by Party B (without interest) after deducting the rent, energy fees and other expenses payable by Party B. In addition to the above fees, Party A is not required to provide Party B with any other form of indemnity or compensation.

11.5 In order to urge Party B to rectify its breach behaviors, Party A shall have the right to cut off the supply of electricity, water and other supplies before termination of this Contract, and Party B understands and accepts such actions and shall be liable for any losses caused thereby. Such cutoff actions shall not affect Party A’s right to continue to collect the rent during the cutoff period and require Party B to pay liquidated damages, and Party B accepts all of these and has no defense.

11.6 If Party B fails to pay rent and other fees and Party A proposes to terminate the Contract, Party B shall vacate from the Leased Property in time, and Party B agrees that Party A may detain some facilities and equipment for sale to offset rent and other fees to cut its losses.

Article 12 Obligations after the Termination of Contract

12.1 Where the Contract is terminated in advance or terminated for the expiration of the lease term, and Party A and Party B do not intend to renew the lease, Party B shall move out of the Leased Property within 7 days; otherwise, the remaining items of Party B in the Leased Property shall be deemed to have been abandoned by Party B and shall be disposed of by Party A at its sole discretion, and Party B shall pay Party A the occupancy fee for each day overdue at three times the daily rent standard of the latest period as agreed in the Contract. Besides, Party A may also cut off water and power supplies or entrust a third party to move out on Party B’s behalf at Party B’s cost and Party B shall also bear the losses caused thereby.

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

12.2 When Party B moves out of the Leased Property, Party A shall check it in combination with the Property Handover List and the Facilities and Equipment Handover List. In case of any damages to the Leased Property or facilities/equipment, Party B shall be liable for compensation.

Article 13 Force Majeure

Where the Leased Property cannot be used normally during the lease term due to natural disasters such as earthquake, typhoon, flood, fire or other unforeseeable or unavoidable social events and other force majeure, the lease term shall be extended accordingly. If the Leased Property, however, can no longer be used, the Contract shall be automatically terminated and neither party shall bear any responsibility.

Article 14 Liability for Breach of Contract

14.1 In case of any dispute arising out of this Contract, the other party shall bear the expenses incurred by either party in asserting its rights, including but not limited to attorney’s fees, litigation costs, appraisal fees, assessment fees, preservation fee, and preservation guarantee fees.

14.2 Where the liability for breach of contract is stipulated in other provisions hereof, such provisions shall prevail.

Article 15 Applicable Laws and Dispute Resolution

15.1 The execution, performance, interpretation and dispute resolution hereof shall be governed by the laws of the People’s Republic of China.

15.2 Any dispute between Party A and Party B arising out of this Contract shall be settled through negotiation first, failing which, either party may file a lawsuit with the people’s court in the place where the Leased Property is located.

Article 16 Service of Notice and Contact Information

Party A: Hangzhou Transfer Science City Co., Ltd.

Contact person: GAO Jia’en

Address: Building1, Qianwan Zhigu, Xiaoshan

Contact No.: 15336559191

Account bank: Agricultural Bank of China Xiaoshan Development Zone Sub-branch

Account No.: 19082301040024559

Party B: Hangzhou Keshentong Technology Co., Ltd.

Contact person: DONG Shijin

Address: Room 705-3, Floor 7, Building 2, Qianwan Zhigu

Contact No.: 16618186876

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

Both Parties recognize that if the above information is changed, they shall notify each other within 2 days; otherwise, such information shall be deemed as unchanged. All notices from Party A shall be deemed to have been served after they were posted at the gate of the Leased Property or sent to the above address of Party B, and all notices from Party B shall be deemed to have been served to Party A after they were sent in writing to the above address of Party A.

Article 17 Effectiveness

The Contract shall come into force after being sealed by Party A and Party B.

Article 18 Associated Agreements

The Property Service Agreement and the Agreement of Xiaoshan Innovation Polis for Investment Attraction (if any) made and entered into by and between Party B and the property service entity of the Leased Property shall be the associated agreements of the Contract. Once the associated agreements are rescinded for any breach of the associated agreements and the satisfaction of the rescission conditions, or the Contract is rescinded for breach of the Contract and the satisfaction of the rescission conditions, the associated agreements shall be terminated accordingly.

The Contract is made in four counterparts, with each party holding two, respectively, all of which have the same legal effect.

Party A: Hangzhou Transfer Science City Co., Ltd.

Legal Person or Authorized Representative:

July 15, 2023

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Party B: Hangzhou Keshentong Technology Co., Ltd.

Legal Person or Authorized Representative:

July 15, 2023                 (Signed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)

Hangzhou Transfer Science City Co., Ltd.

Annex I: Plan Diagram of the Leased Property

Room 302, Floor 3, Building 2, Transfer Smart Center

Hangzhou Transfer Science City Co., Ltd. (Sealed)

Hangzhou Keshentong Technology Co., Ltd. (Sealed)